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                                                                  Exhibit 10.14

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                             STOCK OPTION AGREEMENT


                                                        Exhibit 10.14



                                               June 30, 1993





Mr. David L. Yunich
1114 Avenue of the Americas
New York, NY 10036

Dear Mr. Yunich:

     As you know, W. R. Grace & Co.-Conn. ("Grace"), a Connecticut corporation, currently holds 600 shares of the common stock of Caswell-Massey Holdings Corporation ("Caswell-Massey"), a Delaware corporation.

     In consideration of your services in connection with Grace's investment in Caswell-Massey and your services to be rendered to Grace in undertaking to enhance the value of such investment, you are hereby granted an option to purchase 60 shares of the common stock of Caswell-Massey ("Common Stock") held by Grace upon the following terms and conditions:

     1. This option ("Option") may be exercised at any time prior to its expiration or termination, in whole but not in part. The purchase price for the Common Stock subject to this Option shall be $450,000.

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     2.   Notwithstanding any other provision hereof, this Option, if it does not earlier terminate in accordance with the provisions hereof, shall expire and cease to be exercisable as of the close of business on June 30, 1996.

     3. This Option, if not theretofore exercised, shall terminate one year after any one of the following events (but in no event after June 30, 1996):

     (a)  The date of your death;
     (b)  The date on which you become incapacitated;
     (c)  The date on which you cease to serve as a consultant to Grace.

     4. This Option shall be exercised by serving written notice on the Treasurer of Grace. The purchase price shall be paid in cash. Grace may make such provisions as it may deem appropriate for the withholding of any taxes which Grace determines it is required to withhold in connection with this Option.

     5. This Option and any right hereunder is non-assignable and non-trans-ferable except by will or the laws of intestate succession. This Option may be exercised during your lifetime only by you, except that in the event of your incapacity, this Option may be exercised by your personal representative. After your death, this Option may be exercised only by your estate or by a person who acquires the right to exercise this Option by will or the laws of intestate succession.

     6. In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of Caswell-Massey or a transfer by Caswell-Massey of all or a part of its assets, exchanged for a



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different number or class of shares of stock or other securities of
Caswell-Massey or for shares of the stock or other securities of any other corporation, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (a) the number and class of shares or other securities that may be purchased pursuant to this Option and the purchase price to be paid per share or other unit shall be equitably adjusted, and (b) all references in this Option to Common Stock or to a specified number of shares of Common Stock shall be deemed amended accordingly.

     7. (a) In the event Grace plans to sell or otherwise dispose of shares of Common Stock held by it and the effect of such sale or disposition would be to reduce the number of shares of Common Stock held by Grace to less than 60 shares, Grace shall give you notice of such sale or other disposition not less than 30 days nor more than 180 days prior to the time such sale or disposition is to be effected.

     (i) If such sale or other disposition is to be effected by means of a Public Offering (as defined below), your right to exercise this Option shall continue for 15 days after the date of such notice. (If you so desire, any such exercise may be made subject to the consummation of the Public Offering.) If you do not exercise this Option during such period of 15 days, this Option shall terminate and no longer be exercisable.

     (ii) If such sale or disposition is to be a Private Sale (as defined below), such sale shall be made subject to the provisions of this Option and Grace shall



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obtain the agreement of the buyer to carry out and perform this Option in accordance with its terms and provisions.

     (b) In the event that Grace shall effect a Private Sale of 60 or more shares of Common Stock, Grace may, but shall not be obligated to (except as otherwise provided in subparagraph (a)(ii) above), obtain the agreement of the buyer to assume and carry out the terms and provisions of this Option to the same extent as Grace is obligated. In such event, Grace shall have no further obligation under this Option.

     (c)    For the purposes of this paragraph 7:

     (i) a "Public Offering" shall mean a distribution of Common Stock effected through underwriters or brokers, any sale of Common Stock effected pursuant to Rule 144 or a similar rule under the Securities Act of 1933, as amended (the "Securities Act"), or any other sale of Common Stock lawfully effected on a national securities exchange or in a recognized over-the-counter market; and

     (ii) a "Private Sale" shall mean any sale or disposition of Common Stock other than a Public Offering.

     (d) In the event (i) a tender offer is made for Common Stock or (ii) Grace receives a notice of a meeting of the shareholders of Caswell-Massey at which action will be taken on a proposal:

     (A) to merge or consolidate Caswell-Massey with one or more other corporations and Caswell-Massey is not to be the surviving corporation,

     (B)    to sell all or substantially all of Caswell-Massey's assets, or



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     (C)    to dissolve or liquidate Caswell-Massey, Grace may, by written notice to you, declare that such event constitutes a Public Offering within the meaning of this paragraph 7. Such notice shall be deemed in compliance with subparagraph (a) above if it is given on or before the date halfway between the date the tender offer or notice of meeting is received by Grace and the date of expiration of the tender offer or the date of the shareholders' meeting, as the case may be. You shall be deemed to have complied with subparagraph (a)(i) above if you exercise this Option within the period specified in such subparagraph or prior to the date halfway between the date you receive the notice from Grace and the date the tender offer expires or the date of the shareholders' meeting (as the case may be), whichever is earlier.

     8. (a)    You hereby acknowledge that neither this Option nor the Common
Stock subject hereto (the "Shares") has been registered under the Securities Act, and that Grace and Caswell-Massey are relying on the exemptions from the registration requirements of the Securities Act afforded by Sections 4(1) and 4(2) thereof. You acknowledge that neither Grace nor Caswell-Massey is under any obligation to register or qualify this Option or the shares under the Securities Act or any state securities or blue sky law, except that, if and to the extent permitted by any applicable agreements, Grace shall make available to you any registration rights it may have with respect to the Shares.

        (b) You represent and warrant that you have reviewed and are familiar with the business and affairs of Caswell-Massey, its principal obligations and liabilities, the results of its operations and its financial condition. You further represent and warrant



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that you intend to take, and will hold and take, this Option and any Shares you acquire upon the exercise of this Option, for investment for your own account and not with a view to the resale or distribution thereof. You shall not, at any time or times, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of all or any portion of this Option or the Shares or any interest therein or solicit any offer to buy, purchase or otherwise acquire all or any portion of this Option or the Shares or any interest therein, otherwise than in conformity with (i) the Securities Act, (ii) any other applicable securities laws, and (iii) the terms of any available registration statement covering the Shares.

        (c) Any Shares issued pursuant to this Option shall bear a legend, in form and substance satisfactory to counsel for Grace, reflecting the provisions of this Option.

     9. No Shares shall be transferred pursuant to this Option unless and until all legal requirements applicable to the transfer of such Shares have, in the opinion of counsel to Grace, been complied with. In connection with any such transfer, the person acquiring the Shares shall, if requested by Grace, give assurances satisfactory to Grace's counsel in respect of such matters as Grace may deem desirable to assure compliance with all applicable legal requirements.

     10. You understand and acknowledge that your right to exercise this Option and Grace's obligation to transfer shares of Common Stock upon any purported exercise of this Option may be subject to restrictions and limitations imposed upon



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Grace by the terms of certain agreements entered into by Grace in connection with Grace's initial investment in Caswell-Massey (including, but not limited to, the



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restrictions imposed upon Grace under Article 2 of the Stockholders' Agreement dated April 26, 1991 among Grace, Caswell-Massey, Sally Aw Sian, Peter Hsu and Mere Holdings Ltd.) and by the terms of loan agreements and arrangements by which Grace and subsidiaries of Grace are bound, and that such exercise and transfer may, among other things, require consents of third parties. Grace shall endeavor to obtain any consents so required and to obtain waivers of any such restrictions and limitations, but you agree that if Grace is unsuccessful in such endeavors, Grace shall have no liability in the event that such restriction or limitation, or the lack of any such consent, (a) impairs Grace's ability to transfer shares of Common Stock upon any purported exercise of this Option, (b) reduces the value of the shares of Common Stock so transferred to you or (c) otherwise deprives you of the full benefit of this Option or full enjoyment of the rights of a holder of Common Stock.



     Please indicate your acceptance of this Option and your agreement with the terms and conditions hereof by signing and returning the enclosed copy of this Option.



                                       Very truly yours,
                                       W. R. GRACE & CO.

                                       By: /s/ J. P. BOLDUC
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                                       J. P. Bolduc, President and
                                       Chief Executive Officer

Accepted and Agreed to:


    /s/ DAVID L. YUNICH
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        David L. Yunich